Ex 99.1

PO Box 9005
Quakertown, PA 18951-9005
215.538.5600
800.491.9070
QNBBank.com

FOR IMMEDIATE RELEASE

QNB CORP. REPORTS

EARNINGS FOR THIRD QUARTER 2023

QUAKERTOWN, PA (October 24, 2023) QNB Corp. (the “Company” or “QNB”) (OTC Bulletin Board: QNBC), the parent company of QNB Bank (the “Bank”), reported net income for the third quarter of 2023 of $2,344,000, or $0.65 per share on a diluted basis. This compares to net income of $3,415,000, or $0.96 per share on a diluted basis, for the same period in 2022. For the nine months ended September 30, 2023, QNB reported net income of $8,349,000, or $2.32 per share on a diluted basis. This compares to net income of $10,474,000, or $2.94 per share on a diluted basis, reported for the same period in 2022.

For the quarter ended September 30, 2023, the annualized rate of return on average assets and average shareholders’ equity was 0.52% and 5.88%, respectively, compared with 0.78% and 9.20%, respectively, for the third quarter 2022.

The operating performance of the Bank, a wholly-owned subsidiary of QNB Corp., declined for the quarter ended September 30, 2023, in comparison with the same period in 2022 due to interest margin compression causing a $1,221,000 decline in net interest income, additional provision for credit losses on loans and commitments of $459,000 and an increase in non-interest expense of $832,000. The change in contribution from QNB Corp. for the quarter ended September 30, 2023, compared with the same period in 2022, is primarily due to the change in fair value of the equities portfolio held at the holding company.

The following table presents disaggregated net income:

	Three months ended,			Nine months ended,
	9/30/2023	9/30/2022	Variance	9/30/2023	9/30/2022	Variance
QNB Bank	$2,334,000	$4,247,000	$(1,913,000)	$8,568,000	$12,037,000	$(3,469,000)
QNB Corp	10,000	(832,000)	842,000	(219,000)	(1,563,000)	1,344,000
Consolidated net income	$2,344,000	$3,415,000	$(1,071,000)	$8,349,000	$10,474,000	$(2,125,000)

Total assets as of September 30, 2023 were $1,684,392,000 compared with $1,668,497,000 at December 31, 2022. Total available-for-sale debt securities decreased $41,135,000, or 7.5%, to $505,390,000, primarily due to calls, maturities and paydowns. Loans receivable increased

$21,065,000 to approximately $1,060,450,000, or 2.0%. Total deposits increased $64,964,000 to $1,483,333,000. Short-term borrowing declined $64,624,000, or 40.1%.

“The economy continues to be resilient even with continued rate hikes causing margin compression from our rapid repricing of deposits and slower repricing of loans. This, coupled with changes in the fair value of our holding company’s equities portfolio, directly impacted our third-quarter financial results,” stated David W. Freeman, President and Chief Executive Officer. Freeman continued, “The good news is that the hedging contracts we entered have helped mitigate the impact of increased interest rates and will continue to provide support in a rising rate environment. Additionally, we have experienced stable deposit growth and have significantly reduced our short-term borrowing positions. While our assets are flat, indicative of business and consumer pullback, our loan quality remains strong.”

Net Interest Income and Net Interest Margin

Net interest income for the quarter and nine months ended September 30, 2023 totaled $10,213,000 and $29,963,000 respectively, a decrease of $1,166,000 and $3,255,000, respectively, from the same periods in 2022. Net interest margin was 2.38% for the third quarter of 2023 and 2.72% for the same period in 2022. Net interest margin was 2.40% for the nine months ended September 30, 2023, compared with 2.72% for the same period in 2022.

The yield on earning assets was 4.28% for the third quarter 2023, compared with 3.23% in the third quarter of 2022. For the nine-month period ended September 30, 2023, yield on earning assets was 3.97%, compared with 3.08% for the same period in 2022. The cost of interest-bearing liabilities was 2.35% for the quarter and 1.96% for the nine months ended September 30, 2023, compared with 0.65% and 0.46% for the same periods in 2022, respectively.

Proceeds from average short-term borrowings and payments received on investment securities over the past year were invested in loans. Loan growth was primarily in commercial real estate, which comprised 41% of average earning assets in the nine months of 2023 compared with 38% for the same period in 2022, and the increases in rates on both the commercial real estate loans and the commercial and industrial loans majorly contributed to the 103 basis-point increase in the yield on loans. The decline in the available-for-sale portfolio was primarily in mortgage-backed securities, which comprised 24% of average earnings assets in the nine months of 2023 compared with 27% for the same period in 2022. The 140 basis-point increase in the rate paid on deposits and the 241 basis-point increase in the rate on short-term borrowing were the primary contributors to the increase in the cost of funds of 150 basis points, contributing to the decrease in net interest margin.

Asset Quality, Provision for Credit Losses on Loans and Allowance for Credit Losses

QNB adopted ASU No. 2016-13, Financial Instruments—Credit Losses (Topic 326) (CECL) effective January 1, 2023. QNB recorded a decrease to its allowance for loan losses of $1,089,000 and an increase to its reserve for unused commitments of $5,000. The impact of this CECL adjustment, net of deferred taxes, of $857,000 was added to shareholders' equity.

QNB recorded $452,000 in provision for credit losses on loans in the third quarter of 2023 compared to no provision in the third quarter of 2022; and reversed $1,119,000 in provision for credit losses on loans for the nine months ended September 30, 2023 compared to no provision for the nine months ended September 30, 2022. QNB's allowance for credit losses on loans of $8,542,000 represents 0.81% of loans receivable at September 30, 2023, compared to $9,442,000, or 0.91% of loans receivable upon the adoption of CECL on January 1, 2023. Net loan charge-offs were $275,000 for the quarter and net recoveries of $219,000 for the nine months ended September 30, 2023, compared with recoveries of $41,000 and $154,000 for the same periods in 2022, primarily due to commercial customers. Annualized net loan charge-offs for the quarter ended September 30, 2023 was 0.10% and annualized net loan recoveries of 0.02% for the quarter ended September 30, 2022, of average loans receivable, respectively. Annualized net loan recoveries for the nine months ended September 30, 2023 and September 30, 2022 were 0.03% and 0.02% of average loans receivable, respectively.

Total non-performing loans, which represent loans on non-accrual status, loans past due 90 days or more and still accruing interest and restructured loans, were $5,872,000, or 0.55% of loans receivable at September 30, 2023, compared with $9,121,000, or 0.88% of loans receivable at December 31, 2022, and $10,694,000, or 1.06% of loans receivable at September 30, 2022. In cases where there is a collateral shortfall on non-accrual loans, specific impairment reserves have been established based on updated collateral values even if the borrower continues to pay in accordance with the terms of the agreement. At September 30, 2023, $1,489,000, or approximately 79% of the loans classified as non-accrual, are current or past due less than 30 days. Commercial loans classified as substandard or doubtful loans totaled $11,914,000 at September 30, 2023, compared with $13,684,000 at December 31, 2022, and $17,554,000 at September 30, 2022.

Non-Interest Income

Total non-interest income was $1,755,000 for the third quarter of 2023 compared with $484,000 for the same period in 2022. There was a net realized gain of $131,000 on the sale of investments for the quarter ended September 30, 2023; there were no sales of securities in the same period in 2022. Unrealized net loss on investment equity securities was $138,000 for the quarter ended September 30, 2023 compared to a net loss of $1,174,000 for the same period in 2022. The equities portfolio comprises blue-chip large-capitalized stocks, providing a taxable equivalent dividend yield of 3.26%.

ATM and debit card income increased $16,000 to $685,000 for the quarter ended September 30, 2023, income is related to card usage. Retail brokerage and advisory income increased $25,000 to $219,000 for the same period. Bank-owned life insurance decreased $40,000 for the same period. Other income included a sales tax refund of $115,000 in the third quarter of 2023.

For the nine months ended September 30, 2023, non-interest income was $4,554,000 an increase of $1,820,000 compared to the same period in 2022, primarily due to the change in fair value of the equities portfolio of $1,974,000. Realized gain on sale of securities was $185,000, a decline of $308,000 for the nine months ended September 30, 2023, compared with the same period in 2022. Increases in non-interest income for the nine months ended September 30, 2023 compared to the same period in 2022 comprise: fees for services to customers, ATM and debit card fees, and retail brokerage and advisory income, which increased $27,000, $33,000, and $51,000, respectively. Other non-interest income increased $44,000 due primarily to a sales tax refund of $115,000, partly offset by title insurance income declining $31,000.

Non-Interest Expense

Total non-interest expense was $8,671,000 for the third quarter of 2023 compared with $7,814,000 for the same period in 2022. Salaries and benefits expense increased $600,000, or 13.7%, to $4,971,000 when comparing the two quarters. Salary expense and related payroll taxes increased $405,000, to $4,132,000 during the third quarter of 2023 compared to the same period in 2022. Benefits expense increased $161,000, when comparing the two periods.

Net occupancy and furniture and equipment expense increased $190,000, to $1,504,000 for the third quarter of 2023 due to software maintenance costs. Other non-interest expense increased $67,000 when comparing third quarter of 2023 with the same period in 2022 due to an increase in FDIC insurance of $97,000, an increase in marketing expense of $75,000, write-offs due to fraud on customer accounts of $74,000, and net recoveries in 2022 on taxes and insurance paid on special assets over costs in 2023 of $46,000, partly offset be a decrease in Bank shares tax of $212,000.

For the nine months ended September 30, 2023, non-interest expense was $25,363,000, an increase of $1,990,000, or 8.5%, compared to the same period in 2022.

Provision for income taxes decreased $140,000 to $494,000 in the third quarter of 2023 due to decreased pre-tax income, compared with the same period in 2022. The effective tax rates for the quarter and nine months ended September 30, 2023 were 17.4% and 18.9%, respectively, compared with 15.7% and 16.7%, respectively, for the same periods in 2022.

About the Company

QNB Corp. is the holding company for QNB Bank, which is headquartered in Quakertown, Pennsylvania. QNB Bank currently operates twelve branches in Bucks, Montgomery and Lehigh Counties and offers commercial and retail banking services in the communities it serves. In addition, the Company provides securities and advisory services under the name of QNB Financial Services through a registered Broker/Dealer and Registered Investment Advisor, and title insurance as a member of Laurel Abstract Company LLC. More information about QNB Corp. and QNB Bank is available at QNBBank.com.

Forward Looking Statement

This press release may contain forward-looking statements as defined in the Private Securities Litigation Act of 1995. Actual results and trends could differ materially from those set forth in such statements due to various factors. Such factors include the possibility that increased demand or prices for the Company’s financial services and products may not occur, changing economic and competitive conditions, technological developments, and other risks and uncertainties, including those detailed in the Company’s filings with the Securities and Exchange Commission, including "Item lA. Risk Factors," set forth in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2022. You should not place undue reliance on any forward-looking statements. These statements speak only as of the date of this press release, even if subsequently made available by the Company on its website or otherwise. The Company undertakes no obligation to update or revise these statements to reflect events or circumstances occurring after the date of this press release.

Contacts:	David W. Freeman	Jeffrey Lehocky
	President & Chief Executive Officer	Chief Financial Officer
	215-538-5600 x-5619	215-538-5600 x-5716
	dfreeman@qnbbank.com	jlehocky@qnbbank.com

QNB Corp.
Consolidated Selected Financial Data (unaudited)
(Dollars in thousands)
Balance Sheet (Period End)	9/30/23	6/30/23	3/31/23	12/31/22	9/30/22
Assets	$1,684,392	$1,650,586	$1,626,499	$1,668,497	$1,645,068
Cash and cash equivalents	55,141	34,824	14,201	15,899	17,218
Investment securities
Debt securities, AFS	505,390	527,741	537,904	546,525	555,710
Equity securities	4,765	5,424	11,908	12,056	10,444
Loans held-for-sale	446	810	388	-	-
Loans receivable	1,060,450	1,029,744	1,011,956	1,039,385	1,008,306
Allowance for loan losses	(8,542)	(8,365)	(8,191)	(10,531)	(11,338)
Net loans	1,051,908	1,021,379	1,003,765	1,028,854	996,968
Deposits	1,483,333	1,449,765	1,424,590	1,418,369	1,476,668
Demand, non-interest bearing	192,226	212,396	212,259	231,849	236,167
Interest-bearing demand, money market and savings	1,000,921	962,042	962,315	1,011,071	1,065,472
Time	290,186	275,327	250,016	175,449	175,029
Short-term borrowings	96,703	90,845	110,192	161,327	92,896
Long-term debt	20,000	20,000	-	10,000	10,000
Shareholders' equity	74,081	80,945	83,874	70,958	58,124

Asset Quality Data (Period End)
Non-accrual loans	$1,893	$4,794	$4,561	$4,820	$6,337
Loans past due 90 days or more and still accruing	-	-	-	-	-
Restructured loans	3,979	4,033	4,244	4,301	4,357
Non-performing loans	5,872	8,827	8,805	9,121	10,694
Other real estate owned and repossessed assets	-	-	-	-	-
Non-performing assets	$5,872	$8,827	$8,805	$9,121	$10,694

Allowance for loan losses	$8,542	$8,365	$8,191	$10,531	$11,338

Non-performing loans / Loans excluding held-for-sale	0.55%	0.86%	0.87%	0.88%	1.06%
Non-performing assets / Assets	0.35%	0.53%	0.54%	0.55%	0.65%
Allowance for loan losses / Loans excluding held-for-sale	0.81%	0.81%	0.81%	1.01%	1.12%

QNB Corp.
Consolidated Selected Financial Data (unaudited)
(Dollars in thousands, except per share data)	Three months ended,					Nine months ended,
For the period:	9/30/23	6/30/23	3/31/23	12/31/22	9/30/22	9/30/23	9/30/22
Interest income	$18,497	$15,865	$15,463	$14,739	$13,546	$49,825	$37,682
Interest expense	8,284	6,532	5,046	3,460	2,167	19,862	4,464
Net interest income	10,213	9,333	10,417	11,279	11,379	29,963	33,218
Provision for credit losses	459	209	(1,805)	(850)	-	(1,137)	-
Net interest income after provision for credit losses	9,754	9,124	12,222	12,129	11,379	31,100	33,218
Non-interest income:
Fees for services to customers	421	414	402	404	423	1,237	1,210
ATM and debit card	685	704	659	704	669	2,048	2,015
Retail brokerage and advisory income	219	202	234	184	194	655	604
Net realized gain on investment securities	131	519	(465)	(227)	-	185	493
Unrealized gain (loss) on equity securities	(138)	(573)	57	1,602	(1,174)	(654)	(2,628)
Net (loss) gain on sale of loans	4	(5)	6	-	6	5	6
Other	433	319	326	330	366	1,078	1,034
Total non-interest income	1,755	1,580	1,219	2,997	484	4,554	2,734
Non-interest expense:
Salaries and employee benefits	4,971	4,775	4,563	4,464	4,371	14,309	12,842
Net occupancy and furniture and equipment	1,504	1,467	1,377	1,259	1,314	4,348	3,853
Other	2,196	2,250	2,260	2,396	2,129	6,706	6,678
Total non-interest expense	8,671	8,492	8,200	8,119	7,814	25,363	23,373
Income before income taxes	2,838	2,212	5,241	7,007	4,049	10,291	12,579
Provision for income taxes	494	325	1,123	1,560	634	1,942	2,105
Net income	$2,344	$1,887	$4,118	$5,447	$3,415	$8,349	$10,474

Share and Per Share Data:
Net income - basic	$0.65	$0.52	$1.15	$1.52	$0.96	$2.32	$2.94
Net income - diluted	$0.65	$0.52	$1.15	$1.52	$0.96	$2.32	$2.94
Book value	$20.35	$22.42	$23.32	$19.78	$16.25	$20.35	$16.25
Cash dividends	$0.37	$0.37	$0.37	$0.36	$0.36	$1.11	$1.08
Average common shares outstanding -basic	3,613,230	3,598,545	3,588,363	3,577,587	3,567,987	3,600,137	3,560,064
Average common shares outstanding -diluted	3,613,230	3,598,545	3,588,363	3,577,587	3,567,987	3,600,137	3,560,064
Selected Ratios:
Return on average assets	0.52%	0.44%	0.97%	1.24%	0.78%	0.64%	0.82%
Return on average shareholders' equity	5.88%	4.82%	10.81%	14.38%	9.20%	7.13%	9.68%
Net interest margin (tax equivalent)	2.38%	2.27%	2.55%	2.68%	2.72%	2.40%	2.72%
Efficiency ratio (tax equivalent)	71.58%	76.78%	69.57%	56.20%	64.88%	72.55%	64.04%
Average shareholders' equity to total average assets	8.91%	9.12%	8.99%	8.65%	8.53%	9.01%	8.50%
Net loan charge-offs (recoveries)	$275	$38	$(532)	$(43)	$(41)	$(219)	$(154)
Net loan charge-offs (recoveries) - annualized / Average loans excluding held-for-sale	0.10%	0.01%	-0.21%	-0.02%	-0.02%	-0.03%	-0.02%
Balance Sheet (Average)
Assets	$1,773,138	$1,719,368	$1,719,167	$1,737,679	$1,727,132	$1,737,417	$1,701,272
Investment securities (AFS & Equities)	624,423	636,110	649,231	673,117	691,010	636,498	703,922
Loans receivable	1,039,351	1,026,881	1,021,265	1,020,102	984,968	1,029,042	949,691
Deposits	1,488,632	1,427,238	1,414,764	1,462,654	1,475,668	1,443,816	1,459,662
Shareholders' equity	158,063	156,890	154,503	150,281	147,296	156,499	144,676

QNB Corp. (Consolidated)
Average Balances, Rate, and Interest Income and Expense Summary (Tax-Equivalent Basis)

	Three Months Ended
	September 30, 2023			September 30, 2022
	Average	Average		Average	Average
	Balance	Rate	Interest	Balance	Rate	Interest
Assets
Investment securities:
U.S. Treasury	$7,111	5.17%	$92	$831	1.32%	$3
U.S. Government agencies	101,947	1.11	283	101,938	1.11	283
State and municipal	109,157	3.30	901	127,929	2.38	761
Mortgage-backed and CMOs	394,607	2.53	2,500	441,952	1.61	1,783
Corporate debt securities and mutual funds	6,648	4.40	73	6,658	4.37	72
Equities	4,953	4.70	59	11,702	3.36	99
Total investment securities	624,423	2.50	3,908	691,010	1.74	3,001
Loans:
Commercial real estate	722,833	5.10	9,288	650,118	4.22	6,917
Residential real estate	107,332	3.81	1,022	105,723	3.33	880
Home equity loans	57,694	6.65	967	56,669	4.65	665
Commercial and industrial	128,601	7.23	2,343	148,545	5.25	1,965
Consumer loans	3,823	7.53	73	4,401	5.76	64
Tax-exempt loans	19,630	3.59	178	19,535	3.43	169
Total loans, net of unearned income*	1,039,913	5.29	13,871	984,991	4.29	10,660
Other earning assets	62,420	5.48	862	8,038	3.02	62
Total earning assets	1,726,756	4.28	18,641	1,684,039	3.23	13,723
Cash and due from banks	15,679			15,544
Allowance for loan losses	(8,396)			(11,323)
Other assets	39,099			38,872
Total assets	$1,773,138			$1,727,132

Liabilities and Shareholders' Equity
Interest-bearing deposits:
Interest-bearing demand	$319,335	0.74%	600	$342,011	0.23%	201
Municipals	157,391	4.63	1,837	138,187	1.77	617
Money market	201,277	3.01	1,527	134,591	0.50	170
Savings	325,567	1.27	1,038	451,871	0.53	608
Time < $100	128,884	2.92	947	90,129	0.74	168
Time $100 through $250	106,920	3.69	996	54,168	0.87	118
Time > $250	43,856	3.41	377	25,616	0.86	56
Total interest-bearing deposits	1,283,230	2.26	7,322	1,236,573	0.62	1,938
Short-term borrowings	95,568	3.07	740	85,943	0.87	189
Long-term debt	20,000	4.36	222	10,000	1.57	40
Total interest-bearing liabilities	1,398,798	2.35	8,284	1,332,516	0.65	2,167
Non-interest-bearing deposits	205,402			239,095
Other liabilities	10,875			8,225
Shareholders' equity	158,063			147,296
Total liabilities and
shareholders' equity	$1,773,138			$1,727,132
Net interest rate spread		1.93%			2.58%
Margin/net interest income		2.38%	$10,357		2.72%	$11,556
Tax-exempt securities and loans were adjusted to a tax-equivalent basis and are based on the Federal corporate tax rate of 21%
Non-accrual loans and investment securities are included in earning assets.
* Includes loans held-for-sale

QNB Corp. (Consolidated)
Average Balances, Rate, and Interest Income and Expense Summary (Tax-Equivalent Basis)

	Nine Months Ended
	September 30, 2023			September 30, 2022
	Average	Average		Average	Average
	Balance	Rate	Interest	Balance	Rate	Interest
Assets
Investment securities:
U.S. Treasury	$3,618	4.97%	$134	$600	1.12%	$5
U.S. Government agencies	101,945	1.11	849	101,292	1.10	836
State and municipal	109,877	2.64	2,173	129,343	2.40	2,325
Mortgage-backed and CMOs	405,979	1.96	5,971	453,833	1.56	5,322
Corporate debt securities and mutual funds	6,637	4.41	219	6,682	4.36	218
Equities	8,442	4.07	257	12,172	3.26	297
Total investment securities	636,498	2.01	9,603	703,922	1.71	9,003
Loans:
Commercial real estate	700,375	4.79	25,091	623,193	4.11	19,181
Residential real estate	106,817	2.76	2,943	103,841	2.47	2,564
Home equity loans	57,317	6.44	2,762	55,244	3.93	1,624
Commercial and industrial	141,176	7.55	7,977	143,354	4.73	5,075
Consumer loans	3,942	7.15	211	4,585	5.31	182
Tax-exempt loans	19,984	3.53	527	19,482	3.41	497
Total loans, net of unearned income*	1,029,611	5.13	39,511	949,699	4.10	29,123
Other earning assets	27,195	5.67	1,153	6,262	2.06	97
Total earning assets	1,693,304	3.97	50,267	1,659,883	3.08	38,223
Cash and due from banks	14,046			14,123
Allowance for loan losses	(8,871)			(11,266)
Other assets	38,938			38,532
Total assets	$1,737,417			$1,701,272

Liabilities and Shareholders' Equity
Interest-bearing deposits:
Interest-bearing demand	$314,012	0.52%	1,227	$342,955	0.20%	521
Municipals	128,270	4.34	4,163	121,332	0.91	825
Money market	169,308	2.30	2,913	139,700	0.38	401
Savings	363,496	1.18	3,208	446,196	0.39	1,312
Time < $100	113,951	2.30	1,960	91,223	0.76	522
Time $100 through $250	104,697	3.42	2,676	49,656	0.75	280
Time > $250	36,590	2.80	767	25,361	0.75	143
Total interest-bearing deposits	1,230,324	1.84	16,914	1,216,423	0.44	4,004
Short-term borrowings	112,724	2.99	2,518	78,994	0.58	341
Long-term debt	14,267	3.98	430	10,000	1.57	119
Total interest-bearing liabilities	1,357,315	1.96	19,862	1,305,417	0.46	4,464
Non-interest-bearing deposits	213,492			243,239
Other liabilities	10,111			7,940
Shareholders' equity	156,499			144,676
Total liabilities and
shareholders' equity	$1,737,417			$1,701,272
Net interest rate spread		2.01%			2.62%
Margin/net interest income		2.40%	$30,405		2.72%	$33,759
Tax-exempt securities and loans were adjusted to a tax-equivalent basis and are based on the Federal corporate tax rate of 21%
Non-accrual loans and investment securities are included in earning assets.
* Includes loans held-for-sale